UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALOR DEL SOL INC.
(Exact name of registrant as specified in its charter)

NEVADA	5632	88-2580763
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)

1400 112th Ave. SE, Suite 100

Bellevue, WA 98004

(800) 641-4814

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.

112 North Curry Street, Carson City, Nevada, 89703-4934

(775) 882-1013

(Name, address, including zip code, and telephone number, including area code, of agent for services)

The Proposed date of sale will be as soon as practical after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed to pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.            ☐

Calor Del Sol Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents, accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

Since becoming incorporated, Calor Del Sol Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor do any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. Calor Del Sol Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

PROSPECTUS

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The date of this prospectus is _____________2024.

CALOR DEL SOL INC.

3,000,000 Shares of Common Stock

This is the initial offering of common stock of Calor Del Sol Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Alejandro Hernandez, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Hernandez will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 314-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of one hundred and twenty (120) days from the effective date of this prospectus. Calor Del Sol Inc. may at its discretion extend the offering for an additional 60 days.

	Offering Price Per Share	Commissions	Net Proceeds to Company if 100% of shares Sold	Net Proceeds to Company if 75% of shares Sold	Net Proceeds to Company if 50% of shares Sold	Net Proceeds to Company if 25% of shares Sold
Common Stock	$0.03	Not applicable	$90,000	$67,500	$45,000	$22,500
Less Offering Costs		Not applicable	$(15,010)	$(15,010)	$(15,010)	$(15,010)
Total	$0.03	Not applicable	$74,990	$52,490	$(29,990)	$(7,490)

Calor Del Sol Inc. currently has no operations. The company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. The purchase of the securities offered by this prospectus involves a high degree of risk. You should only purchase shares of our common stock only if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Calor Del Sol Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

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The Company is a shell company as defined in Rule 405, because it is a company with nominal operations, and it has assets consisting solely of cash and cash equivalents.

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS UNDER “RISK FACTORS” ON PAGE 11, WHERE WE DESCRIBE RISKS ASSOCIATED WITH AN INVESTMENT IN SECURITIES OF CALOR DEL SOL INC. BEFORE MAKING YOUR INVESTMENT DECISION.

The funds raised in this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETED AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________, all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS TO MAKE YOUR INVESTMENT DECISION.

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In this prospectus, unless otherwise specified references to “the Company”, “our Company”, “we”, “us”, or “our” refers to Calor Del Sol Inc. The following summary is not complete and does not contain all of the information that may be important to you. All financial information is stated in United States Dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States.

PROSPECTUS SUMMARY

This summary provides highlights of selected information contained in this prospectus. It does not contain all the information you should consider before investing in the shares we are offering. Before making an investment decision, you should read the entire prospectus carefully and thoroughly, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Calor Del Sol Inc. is a company with nominal operations and has assets consisting solely of cash and cash equivalents, therefore making it a shell company. Consequently, there will be illiquidity of any future trading market until the market is no longer considered a shell company.

Calor Del Sol Inc., since incorporation, has not made any purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company have any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither the management nor the Company’s shareholders have plans or intentions to be acquired. Calor Del Sol Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

THE COMPANY

Calor Del Sol Inc. is an emerging growth stage company which intends to manufacture and sell beautiful, functional and multiuse lingerie items that can be worn as undergarments or as clothing. We currently have no product to sell, but we intend to create items made of quality material meant to last and keep their original integrity. The items will consist of a wide range of neutral toned basics with material and fabrics that will be wrinkle and stain resistant, easy to wash and no dry cleaning necessary. Calor Del Sol Inc. was incorporated in Nevada on May 24, 2022. We intend to use the net proceeds from this offering to operate our business only until Stage 1 of our Plan of Operation. We have no revenues or operating history. Our principal business offices are 1400 112th Ave SE, Suite 100, Bellevue, WA 98004. Calor Del Sol Inc.’s phone number is (800) 641-4814.

From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (May 24, 2022) through the year ended April 30, 2023 and for the period ended July 31, 2023 and October 31, 2023 reports no revenues and a net loss of $7,097. Our independent registered public accountant has issued an audit for Calor Del Sol Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Calor Del Sol Inc. anticipates that it will derive its income from the sale of its intended products of multiuse lingerie items. We do not anticipate revenues until such time as we enter into retail operations, which is defined as activities which involves the buying and selling of our proposed multiuse lingerie items in exchange for compensation. We anticipate being in commercial operations within 12 to 18 months of closing this offering. Anticipated expenditures over the next twelve months is estimated to be $175,000. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, manufacture and sell any products or services related to our planned activities. Further, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

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Our plan of operations has three phases. In Phase 1, we intend to complete this offering and source and develop our business relationship with a proposed manufacturer and supplier while seeking out additional companies to provide us the same services for redundancy and possible competitive price advantage. In addition, we intend to bring on guest designers from different countries to offer new and diverse looks to offer our customers. This approach will assist us in our social media marketing and advertising campaigns as well as to provide new and fresh content. In Phase 2, we plan to conduct social media marketing to support initial customer online sales. Within the next 12 to 24 months Calor Del Sol Inc. plans to begin manufacturing a variety of between 5 to 10 items for sale online and to be in commercial operations. Expected expenditures over the next twelve months are estimated to be $175,000. If we do not raise the full amount to be raised in this offering, we may not have sufficient funds for us to begin our proposed operations and may not cover the cost of the offering. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

In Phase 2 we estimate raising an additional $200,000 and is anticipated to take approximately 12 to 15 months to complete. As with Phase 1, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of Phase 1 of our proposed development program. We plan to raise the additional funding for Phase 2 by way of a private debt or equity financing but have not commenced any activities to raise such funds. As with Phase 1, we will require additional funding to proceed with Phase 2, we have no current plans on how to raise the additional funding, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase 2 of the proposed development program.

At Phase 3, we intend to market our complete market lines for sale online and with strategic brick and mortar stores that want to partner with us. Please refer to our Plan of Operations on page 24 of this Offering.

Neither management nor the Company’s shareholders have plans or intentions to be acquired. Calor Del Sol  Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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THE OFFERING

Calor Del Sol Inc. has 4,000,000 of common stock issued and outstanding and is registered an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Calor Del Sol Inc. will receive all proceeds from the sale of the common stock.

The Issuer:	Calor Del Sol Inc.

Securities Being Offered:	3,000,000 shares of common stock

Offering Price:	A price, if and when the Company sells the shares of common stock, is set at $0.03.

Termination of the Offering:

This offering will conclude at when all the securities offered are sold or within 120 days after the registration statement becomes effective with the Securities and Exchange commission whichever occurs first. (see Plan of Distribution)

Number of shares after the offering	In the event that all of the shares being offered in this offering are sold, 7,000,000 common shares will be issued and outstanding after this offering is completed.

Net Proceeds

Calor Del Sol Inc. will receive all proceeds from the sale of the common stock. If the maximum of 3,000,000 common shares being offered are sold, the total maximum net proceeds to the Company will be $74,990 (net of the $15,010 registration costs). There is no minimum number of shares to be sold in this offering, nor is there any guarantee that the Company will raise any proceeds from this offering.

Outstanding Shares of Common Stock before Offering:	There are 4,000,000 shares of common stock issued and outstanding as of April 30, 2023 held solely by our President, Chief Executive Officer, and Secretary Alejandro Hernandez.

Minimum number of shares to be sold in offering	There is no minimum number of shares to be sold in this offering.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

You should rely only upon the information contained in this Prospectus. Calor Del Sol Inc. has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 24, 2022 (Inception) to April 30, 2023, and unaudited financial statements ending July 31, 2023 and October 31, 2023.

	As of April 30, 2023	As of July 31, 2023	As of October 31, 2023
Revenue	$0	$0	$0
Operating Expense	$3,399	$1,369	$2,329
Net Loss	$3,399	$1,369	$2,329
Working Capital	$4,075	$4,075	$2,553
Stockholder’s Deficit	$601	$768	$3,097

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our common stock fails to become publicly traded you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A RECENTLY ORGANIZED EARLY STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 24, 2022 and to date we have been involved primarily in organizational activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new niche market online sales activity and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to production, the market acceptance of our product, online store, developing relationships with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market our prospective product, we anticipate that Calor Del Sol Inc. will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR COMPANY WIL BE UNABLE TO BEGIN TO IMPLEMENT OUR BUSINESS PLAN WITHOUT FUNDING FROM THIS OFFERING.

Our current operating funds are less than necessary to complete our intended operations of acquiring real and/or intangible property. We will need the funds from this offering to begin to operate our business only until Stage 1 of our Plan of Operation, which requires minimum funding of $150,000. As of April 30, 2023, we had cash in the amount of $4,075.00 and liabilities of $3,474.00. As of July 31, 2023 we had cash in the amount of $4,075.00 and liabilities of $4,843.00. As of October 31, 2023, we had cash in the amount of $2,533.00 and liabilities of $5,650.00. We currently do not have any operations and we have no income.

WE HAVE INCURRED NET LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE.

Since our inception on May 24, 2022 we had a net loss of $2,329.00. We have not generated revenues from operations and do not expect to generate revenues from operations until we are able to begin and implement our business plan. We will need the necessary funds from this offering to generate revenues, but there is no guarantee that our operations will be profitable in the future and you could lose your entire investment.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over.  Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of retail acceptance by the public for our proposed hair care product line; fluctuations in the demands of our products; the amount and timing of additional operating costs and expenses relating to any necessary expansion of our business and operations.  Any of these factors could have a significant effect on our business, financial, and operating results which could cause the complete loss of your investment.

OUR COMPANY’S ABILITY TO WITHSTAND SUCCESSFUL OPERATIONS IS DEPENDANT ON OUR CAPABILITY TO RAISE SUFFICIENT FINANCING.

We require minimum funding of approximately $150,000 to initiate Stage 1 of our business plan.  This sum of funding is not ideal and may have to be reduced or it may prevent us from the ability to complete Phase 1 or Phase 2 of our proposed business plan.  Expenditures throughout the next 24 months are expected to surpass the sum of both our cash currently in hand and the potential amount to be raised in this offering.  Should a shortage of funds prior to the funding during the next 12 months occur, we may have to use funds from Mr. Alejandro Hernandez, our CEO and sole Director, who has informally accepted the responsibility to advance any necessary funds to pay for professional fees including any fees in connection with the filing of this registration statement and operation expenses. It is to be made clear that there is no formal commitment or legally binding obligation to advance or loan funds to the company.  Any amounts due to Mr. Hernandez are unsecured and non-interest bearing with no set terms for repayment.  We will require $25,000 of the funds from this offering to proceed.

If the company is successful in raising $25,000 from this offering, it plans to start activities to raise the funds necessary for the development program.  The Company cannot and will not provide the investors with any guarantees that there will be enough funds raised to proceed with any work or activities of the development program.  The  Company plans to raise additional funds for development by way of a private debt or equity financing, however, no actions have been taken at this time to raise such funds and there are no current plans on how such funds will be raised.

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THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Michael Gillespie, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if any investment in Calor Del Sol Inc. is suitable.

WE ARE A RECENTLY ORGANIZED EARLY STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 24, 2022 and to date we have been primarily in organizational activities. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new niche market for online sales activities and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to production, the market acceptance of our products, online store, developing relationships with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to that time, we are ready to market our prospective products, we anticipate that Calor Del Sol  Inc. will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECIFIC DIFFICULTIES AND UNCERTAINTIES INHERENT TO MANUFACTURING RELATED TO INGREDIENT DEPENDENT PRODUCTS, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new lingerie clothing companies and the high rate of failure of such businesses.  The likelihood of success must be considered in light of the problems, expenses, difficulties and delays encountered in connection with the plan that the Company intends to undertake.  These potential problems include, possible issues with our intended manufacturer and supplier of our proposed line of products, marketing of the proposed line of products and engagement of the services of personnel with the unique skills required to increase our operations as business begins to scale up.  In addition, unforeseen additional costs and expenses that may exceed the current estimates.  Our plan for entering into an agreement with an advertising and marketing firm or expert that possess the unique knowledge in the field of lingerie clothing products to create a campaign that is achievable and profitable may be unattainable if we cannot find or afford the appropriate firm or expert or if such firm or expert is unavailable at the time we require.  There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of a commercially viable Calor Del Sol Inc. lingerie product line or items.  Problems such as unusual or unexpected production and marketing problems and delays are common and often result in unsuccessful development efforts.  If the result of our current plan does not generate achievable commercial solutions, we may decide to abandon our development program for Calor Del Sol Inc. proposed lingerie product line.  Our ability to continue to develop will be dependent upon our possessing adequate capital resources when needed.  If no funding is available, we may be forced to abandon our operations.

WE INTEND TO SOURCE OUR PRODUCTS PRIMARILY FROM MEXICO. OUR ABILITY TO EARN REVENUES COULD BE DISRUPTED IF OUR SUPPLIER(S) NO LONGER WANT TO PROVIDE US WITH OUR PRODUCT OR CANNOT PROVIDE US WITH OUR PRODUCTS DUE TO EXTENUATING TERRITORIAL CIRCUMSTANCES.

Our lingerie items are intended to be sourced, manufactured and produced from Mexico. We expect to rely on one manufacturer/supplier and have one as a backup for security of supply chain purposes.  In the event that either of our suppliers cannot or will not provide us with our products, we may be forced to find alternative suppliers.  We cannot guarantee that we will be able to obtain our products of similar quality from alternate suppliers.  Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

OUR BUSINESS IS SUBJECT TO MANY REGULATIONS AND NONCOMPLIANCE IS COSTLY.

The production, marketing and sale of our proposed lingerie items are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory developments, whether labelling, environmental, tax or otherwise, could have an adverse effect on our business, financial condition and results of operations.

FAILURE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE AND LOYAL CUSTOMER BASE.

The Company’s growth strategy is almost solely dependent upon its ability to successfully penetrate an already saturated market successfully.  However, our planned products may not achieve enough acceptance to make the profitable revenue.  If acceptance is achieved, it may not happen in the planned period of time and any obtained financing could be depleted before company sustainability is achieved.

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AS WE UNDERTAKE DEVELOPMENT OF OUR PLAN AND RELATED ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program. The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken beyond completion of the recommended work program. If regulatory costs exceed our cash reserves, we may be unable to complete our development program and have to abandon our operations.

OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF LINGERIE PRODUCT MARKETING AND DISTRIBUTING THER IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is Alejandro Hernandez. Mr. Hernandez has no direct training or experience in the lingerie product development, production, marketing and distribution business, and our management may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earning, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS AND MAY NOT BE ABLE TO CONTRIBUTE THE NECESSARY AMOUNT OF TIME TO BUSINESS OPERATIONS OF THE COMPANY AND THEREFORE CAUSING THE COMPANY TO FAIL.

Alejandro Hernandez, our President and Chief Executive Officer, currently contributes about eight hours a week to the management of the Company.  At present, he has sufficient time to attend to the current needs of the Company, however, there is a chance that increasing demands on him from other obligations could escalate and result in his inability to provide the Company with the required time to run management services.  The loss of Mr. Hernandez could negatively impact the Company’s business plan.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE. SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND SOLE DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Alejandro Hernandez, our President and Chief Executive Officer and sole Director, beneficially owns 100% of our outstanding common stock.  Assuming the sale of all 3,000,000 shares in this offering, Mr. Hernandez will own 4,000,000 of the 7,000,000 issued and will own approximately 57.14% of all shares of common stock of the Company.  The interest of Mr. Hernandez may not be, at all times, the same as that of our other shareholders.  Mr. Hernandez’s interest in the company is not only as a stockholder but as an executive and his interests may, at times be averse to those of the other investors.  Where those conflicts arise, our shareholders will be dependent upon Mr. Hernandez exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors.  Mr. Hernandez also has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors.  This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be unfavorable to minority shareholders. Mr. Hernandez will be able to control all matters submitted to the shareholders for approval, as well as management and direction of the Company.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exceptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, we will remain an “emerging growth company” until the earliest of:

•	The last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	The last day of the fiscal year following the fifth anniversary of the completion of this offering;
•	The date on which we have, during the previous three-year period, issued more that $1 billion in non-convertible debt; and
•	The date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.  We have irrevocable elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

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OUR SOLE OFFICER AND DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES THEREFORE IT MAY BE DIFFICULT FOR SHAREHOLDERS TO ENFORCE ANY JUDGEMENTS AGAINST HIM.

Mr. Hernandez is a citizen and resident of Mexico. In the event that any shareholder action was launched, including a suit, judgment or any other legal matters, there is no assurance that Mr. Hernandez will be able to appear within the jurisdiction.  Additionally, it may be difficult to effect service of process within the United States against Mr. Hernandez; to enforce any United States Court judgments based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a Mexico Court, judgements based on civil liability provisions of the United States federal securities laws; and, to bring an action against Mr. Hernandez in a Mexico court based on civil liability provisions of the United States federal laws.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, we may be or in the future we may become subject to Nevada’s control share law.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.  The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell its shares to others.  If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering.  Similarly, there are no minimum purchase requirements.  We do not have an underwriter, and no party has made a firm commitment to buy any of our securities.  We intend to sell the shares through our President and Chief Executive Officer, who will not be separately compensated for his efforts.  Even if we only raise a nominal amount of money, we will not refund any funds to you.  Any money we do receive will be immediately used by us for our business purposes.  Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations.  While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved.  Moreover, if less than all shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests.  It is highly likely that if not all shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized.  No assurance whatsoever can be given or is made that such additional financing, if needed, will be available or that it can be obtained on terms favorable to us.  Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations.  If that happens, you will suffer a loss of your investment.  The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PRUCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the “Over-the-Counter Bulletin Board” (“OTCBB”).  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to-60-day grace period if they do not make their required filling during that time.  We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understanding between Calor Del Sol Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities.  If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering.  In such a case, you may find that you are able to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.  In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell you shares, resulting in an inability to realize any value from your investment.

IF WE BECOME A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WHITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The company’s business plan designates the payment of the estimated $17,560 cost of this registration statement to be paid from existing cash on hand.  If necessary, Alejandro Hernandez, our President and sole officer, has verbally agreed to loan the company funds to complete the registration process.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board.  To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. We will experience substantial increases in our administrative costs after the effective date of this Prospectus.  We anticipate spending additional funds on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Stages 1 and 2 of our development programs.  Assuming we are successful in arranging financing for Stages 1 and 2 of our development programs, total expenditures over the next 12-24 months are therefore expected to be approximately $375,000 only $90,000 of which is the amount to be raised in this offering.  If we do not raise sufficient funds to finance our operations for Stages 1 and 2 of our development programs, we expect the minimum amount of such expenses to be approximately $17,560 which amount is limited to meeting our reporting obligations with the SEC.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINTIION OF A “PENNY STOCK”.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other that certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks.  The offered shares should not be purchased by any person who cannot afford the loss of their entire investment.  The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them.  The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment.  For this reason, each prospective purchaser of the offered shares should read this prospectus and all of it exhibits carefully and consult with their attorney, business and/or investment advisor.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell the shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business as per our proposed Phase 1 of our Plan of Operations, which requires minimum funding of $175,000. Phase 2 requires an additional $200,000.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties.  We use words such as “anticipate”, “plan”, “expect”, “intend”, and other similar terminologies to identify the forward-looking statements.  Investors should be aware that all forward-looking statements contained within this filing are in good faith estimates of the management as of the date of this filing. Our actual results could differ from those expected in these statements for a number of reasons, many of which are described in the “Risk Factors” section along with other sections of this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold for the offering to proceed.  The offering price per share is $0.03. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  If less than $25,000 is raised in this offering, the Company will operate on a limited basis, meeting only its commitments to file its reports with the Securities and Exchange Commission and look for financing. However, the Company currently has no source of additional funding, will not begin to look for additional financing until this registration statement is effective, and cannot provide investors with any guarantee that we will be able to raise the funds necessary to proceed with any work or activities.

GROSS PROCEEDS FROM THIS OFFERING	If 25% of Shares Sold ($22,500)	If 50% of Shares Sold ($45,000)	If 75% of Shares Sold ($67,500)	If 100% of Shares Sold ($90,000)
Less: OFFERING EXPENSES	$	$	$	$
Legal & Accounting	12,500	12,500	12,500	12,500
Printing	500	500	500	500
Transfer Agent	2,000	2,000	2,000	2,000
Registration Fee	10	10	10	10
TOTAL	15,010	15,010	15,010	15,010

OPERATIONAL EXPENSES
Business trip expenses	2,500	5,000	10,000	16,500
Logo development	1,500	3,000	4,000	4,000
Website development	3,000	7,000	9,000	12,000
Office rent, Supplies and Telephone	3,000	6,000	10,000	12,500
Raw product samples for testing and marketing	9,000	15,000	22,000	27,000
Initial marketing expenses	3,500	9,000	12,500	18,000
TOTALS	22,500	45,000	67,500	90,000
NET PROCEEDS FROM OFFERING	7,490	29,990	52,490	74,990

The funds raised in this offering will not be placed into an escrow or trust account.  The funds raised will be immediately accessible to the Company.  If needed, Alejandro Hernandez, our sole officer and director has verbally agreed to loan the company funds to complete the registration process if the Company depletes its current cash reserves before its effectiveness of this registration statement, but we will require full funding to begin implementation of our complete business plan.

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DETERMINATION OF OFFERING PRICE.

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on May 24, 2022. Alejandro Hernandez, the Company’s principal officer and sole director purchased 4,000,000 common shares at a price of $0.001 per share a difference of $0.029 per share lower than the price in this offering, with $4,000 in net proceeds to the Company. The 4,000,000 shares of Mr. Hernandez valued at $4,000 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are Sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.”

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Post offering net tangible book value	$63,864
Post offering net tangible book value per share	$0.091
Pre-offering net tangible book value per share	$-0.0028
Potential gain to existing shareholders	$90,000
Increase to present stockholders in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0063
Dilution per share to existing shareholders investors	0.0209
Capital contributions by purchaser of shares	$90,000
Capital contributions by existing shareholders (1)	$4,000
Percentage of capital by purchases of shareholders	96%
Percentage of capital contributions by existing shareholders	4%
Anticipated net offering proceeds	$74,990
Number of shares outstanding before the offering held by existing shareholders	4,000,000
Number of shares after issued and outstanding	7,000,000
Purchasers of shares percentage of ownership after the offering	42.86%
Existing stockholders percentage ownership percentage of ownership after offering	57.14%

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Purchasers of Shares if all of the Shares are Sold

Price per share	$0.03
Post offering net tangible book value	$63,864
Post offering net tangible book value per share	$0..0119
Pre-offering net tangible book value per share	$0.0209
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0119
Dilution per share to existing shareholders	$0.0209
Capital contributions by purchasers of shares	$90,000
Capital contribution by existing shareholders	$4,000
Percentage of capital contributions by purchasers of shares	96.0%
Percentage of capital contributions by existing shareholders	4.0%
Anticipated net offering proceeds	$63,864
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	7,000,000
Purchasers percentage of ownership after offering	42.86%
Existing stockholders percentage ownership after offering	57.14%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Post offering net tangible book value	$41,364
Post offering net tangible book value per share	$0.0066
Pre-offering net tangible book value per share	$-0.0028
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0038
Dilution per share to existing shareholders	$0.0234
Capital contributions by purchasers shares	$67,500
Capital contributions by existing shareholders	$4,000
Percentage of capital contributions by purchasers of shares	94.0%
Percentage of capital contribution by existing shareholders	6.0%
Anticipated net offering proceeds	$52,490
Number of shares after offering held by public investors	2,250,000
Total shares issued and outstanding	6,250,000
Purchasers of shares percentage of ownership after offering	36.0%
Existing stockholders percentage of ownership after offering	64.0%

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Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Post offering net tangible book value	$18,864
Post offering net tangible book value per share	$0.0034
Pre-offering net tangible book value per share	$-0.0028
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0006
Dilution per share to existing shareholders	$0.0266
Capital contributions by purchasers of shares	$45,000
Capital contribution by existing shareholders	$4.000
Percentage capital contributions by purchasers of shares	92.0%
Percentage capital contributions by existing shareholders	8.0%
Anticipated net offering proceeds	$29,990
Number of shares after offering held by public investors	1,500,000
Total issued and outstanding	5,500,000
Purchasers of shares percentage of ownership after offering	27.27%
Existing stockholders percentage of ownership after offering	72.733%

Purchasers of Shares in this Offering in 25% of Shares Sold

Price per share	$0.04
Post offering net tangible book value	$-3,636
Post offering net tangible book value per share	$-0.0008
Pre-offering net tangible book value per share	$-0.0028
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$-0.0035
Dilution per share to existing shareholders	$0.0308
Capital contributions by purchasers of shares	$22,500
Capital contribution by existing shareholders	$4,000
Percentage capital contributions by purchasers of shares	85.0%
Percentage capital contributions by existing shareholders	15.0%
Anticipated net offering proceeds	$7,490
Number of shares after offering held by public investors	750,000
Total shares issued and outstanding	4,750,000
Purchasers of shares percentage of ownership after offering	15.79%
Existing shareholders percentage of ownership after offering	84.21%

_____________

(1) Alejandro Hernandez, our sole shareholder (also President and Chief Executive Officer) acquired 4,000,000 shares of common stock at $0.01 per share for a cost total of $4,000.

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Our plan of operation has two Phases. In Phase 1, we intend to complete this offering of $150,000 and to develop a business relationship with our proposed manufacturer and supplier while seeking out additional companies to provide us the same services for redundancy and possible competitive price advantages. In Phase2, we intend to raise an additional  $200,000 and we plan to use the majority of this raise to conduct social media marketing to support initial customer online sales and begin to market our complete product lines for sale and use in retail outlets. Within the next 12 to 24 months Calor Del Sol Inc. plans to begin manufacturing and selling the various lines of the Company’s items.

According to Global Market Review of Lingerie 2016 – Forecast to 2022 – Complete Retail Market Statistics and Forecasts – Research and Markets, the European market accounts for US$11.67bn of the total sales in global lingerie sales and the North American market accounts for US$7.93bn. Together they have a combined share of 66.3% of the global total. The percentage share held by Asia is 20.4%, and the combined share of South America and the rest of the world is 13.3%. The world bra market for 2016 is worth US$16.42bn and account for 55% of the world lingerie market. Europe and North America together have a combined percentage share of 68.7%. This exceeds the percentage share of lingerie as a whole and indicates that bras are less important as a woman’s purchase in the other continental regions. In unit terms, bra sales are 1596m units per year. The world’s briefs market is quantified in US$ billions value for 2016 at $9.9bn. This represents 33.5% of the total lingerie market. In unit terms, brief sales are 5260m units per year. The future of distribution lies in organized retail. The dis-organized markets in the developing world are being eroded. That means for a brand being stocked in well-known retailers and for a retailer having either own brands or manufacturing brands that are trusted. The decisions on what to stock, either going forwards up the supply chain, or backwards down it, is one of the most important decisions to be made in this business. Calor Del Sol Inc. expects to capitalize on this future growth and demand potential.  We intend to contribute to the social media exposure with a marketing campaign that is expected to reach individual customers and retail outlets.  This will prepare us for the latter part of the second Stage of our plan, which is to have complete product lines sold in retail outlets across North America.

As the demand for quality lingerie items is substantial, Calor Del Sol Inc. believes that we will be able to reach many cities across Europe and North America. Maintaining our mission; to create a company that will design a line of beautiful, functional and multiuse lingerie items that can be worn as undergarments or as clothing. This will be our plan of operation for the twelve months following the date of this prospectus.  It is as follows: (i) complete the first Stage of our plan: which is our intention to develop our business relationship with our manufacturer and supplier while seeking out additional companies to provide us the same services for redundancy and possible competitive price advantages (ii) at the same time we expect to drive a large marketing campaign over social media in order to generate interest in our products and product line.

We plan to find a marketing firm to assist in marketing our products and product line and the development of Phase 2 of our operational plan: we plan to conduct social media marketing to support online sales initially and support the expansion to sell complete product lines for sale and use in retail outlets. In addition, we will look to hire a consultant and developer to upgrade our website to support expected sales demands, continue marketing and customer support services.  In order to execute the two Stages of our development program as outlined below, we anticipate spending $375,000 on program development, professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for both Phases of our development program.  Total expenditures over the next twelve months are therefore expected to be approximately $175,000. If we experience a shortage of funds prior to funding during the next twelve months, we may utilize funds from Mr. Hernandez, our Chairman of the Board of Directors, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal obligation, arrangement or legal commitment to advance or loan funds to the company.  We will require the funds from this offering to proceed.  If we receive only nominal funds from this offering, we plan to operate on a limited basis for the limited purpose of meeting our reporting obligations to the Securities and Exchange Commission.  No such plan exists at this time in case of such contingency, and we cannot assure or guarantee that we would be able to raise additional funding if only nominal funding is obtained from this offering.

The above program costs are management’s estimates and the actual project costs may exceed our estimates.  To date, we have not commenced with any activities or operations of any phase of our development program.

If Phase 1 of the development program proves successful, and we are able to develop a business relationship with our manufacturer and supplier while securing additional companies to provide us the same services for redundancy and possible competitive price advantages we intend to finance Phase 2 of our development program. Phase 2 will be the launch of social media marketing, website upgrades, and additional large-scale marketing by an outside hired firm to support initial online customer sales. We will also begin a direct and dedicated marketing and advertising strategy and to market our complete product lines for sale and use in retail outlets. The estimated cost of Phase 2 is $200,000 and is anticipated to take approximately 12 to 15 months to complete. As with Phase 1, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of Phase 2 of our development program.  We plan to raise the additional funding for Phase 2 by way of a private debt or equity financing but have not commenced any activities to raise such funds.

As with Phase 1, we will require additional funding to proceed with Phase 2. We have no current plans on how to raise the additional funding, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase 2 of the proposed development program.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY, NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an early stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increase in the cost of services.

To become profitable and competitive, we must raise substantial funds to (1) run an initial production for our proposed product; and for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for Calor Del Sol Inc., proposed lingerie line of products, (2) negotiate and enter into supply agreements with retail and commercial businesses, merchandisers, and distributors, (3) expand operations throughout Europe and United States, (4) establish an international distribution network and team, with possibly production facilities or multiple agreements. We are seeking funding from this offering to provide the capital required legal and accounting services and for administrative expenses related to operations while arranging for financing for Phase 1 of our business plan. We believe that the funds raised from this offering will allow us to operate for one year without completing any phase of our business plan. We have no assurance that future financing will materialize. If that financing is not available to use for the first phase of our proposed development program, we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet part of our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the ‘Use of Proceeds’ section in this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider funding this work include a public offering, a private placement of our securities or loans from our director or others. Mr. Alejandro Hernandez, our President and Chairman of the Board of Directors and holder of a majority of our common stock, has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law. We have not carried out any work on any phase of our development plan and have incurred no development costs. On May 24, 2022, the Company issued 4,000,000 common shares @ $0.001 per share to Mr. Alejandro Hernandez, the sole Director and President of the Company for net proceeds of $4,000.

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DESCRIPTION OF BUSINESS

ORGANIZTION OF COMPANY SINCE

Calor Del Sol Inc. was incorporated on May 24, 2022 under the laws of the State of Nevada. Alejandro Hernandez has served as President, Chief Executive Officer, Secretary and Treasurer of our company from to the current date. No person other than Mr. Hernandez has acted as a promoter of Calor Del Sol Inc. since our inception. Other than the 4,000,000 common shares issued by the Company to Mr. Hernandez at a purchase price of $0.001 per share for net proceeds to the Company of $4,000, no other shares have been issued by the Company.

IN GENERAL

Calor Del Sol Inc. is an emerging growth company which intends to manufacture, market and sell a proposed line of various functional and multiuse lingerie items. Currently we have no products ready for sale, but we intend to create the following clothing items for sale for income: camisoles and tank tops, shorts and bike shorts, robes and cover ups, pants and capris, and long gowns. We do not anticipate revenues until such time as we enter into retail operations. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully bring retail online sales to market.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. There is the likelihood that we may never be able to source, manufacture or market our proposed lingerie lines. We are presently in the early development stage of our business and we can provide no assurance that we will be able to source the materials we need, then design, market, brand, sell and produce our proposed lingerie line or products. If our company is not capable of building a market for our proposed products, then all funds that we spend on development will be considered lost.

INDUSTRY OVERVIEW

According to http://www.prnewswire.com/news-releases/global-market-review-of-lingerie-2016---forecasts-to-2022---complete-retail-market-statistics-and-forecasts---research-and-markets-300376587.html, Global Market Review of Lingerie 2016 – Forecasts to 2022 – Complete Retail Market Statistics and Forecasts - Research and Markets. Europe accounts for US$11.67bn of the total, and North America for US$7.93bn. Together they have a combined share of 66.3% of the world total. The percentage share held by Asia is 20.4%, and the combined share of South America and the rest of the world is 13.3%. Brands (retail and manufacturer) resonate with consumers because they trust them. The trust them for fit and hence they are loyal to them. Therefore, hanging on to brands that the consumer believes in is vital. Hanes has done it very well in both North America and Europe with different brand names. Triumph has done it well in both Europe and Asia with the same names. The world bra market for 2016 is worth US$16.42bn. Bras account for 55.5% of the world lingerie market. Europe and North America together have a combined percentage share of 68.7%. This exceeds the percentage share of lingerie as a whole and indicates that bras are less important as a woman’s purchase in the other continental regions. In unit terms, bra sales are 1596m units per year. The future of distribution lies in organized retail. The dis-organised markets in the developing world are being eroded. That means for a brand being stocked in well-known retailers and for a retailer having either own brands or manufacturer brands that are trusted. The decisions on what to stock, either going forward up the supply chain, or backwards down it, is one of the most important decisions to be made in this business. The world’s briefs market is quantified in US$ billions value for 2016 at US$9.90bn. This represents 33.5% of the total lingerie market. In unit terms, brief sales are 5260bn units per year.

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According to http://www.reportlinker.com/p04760062/Lingerie-Market-Global-Industry-Analysis-Size-Share-Growth-Trends-and-Forecast.html: Females in the developing countries are experiencing latest trends towards carrying themselves in public. They are changing their outlook towards accepting innerwear as a casual affair and take time to choose and make a purchase. The outerwear of women has undergone a dramatic change and due to the indication that women prefer selecting innerwear, especially bras that can match with their attire. They try to purchase lingerie depending on the occasion or event, such as there are special sport wear bras for gymnasium purposes. It can be demonstrated from the product differentiation brought by the lingerie manufacturers over online and retail stores. Thus, this is a key factor complementing the growth of the global lingerie market. Lingerie has witnessed a rapid acceptance in the fashion industry. Women from all backgrounds want to try out the latest trends in the innerwear segment. Most of the large brands have exclusive stores in shopping malls or independent stores. In developing countries like India and China, brands like Jockey try to reach out to customers through small roadside innerwear shops. Additionally, lingerie is available at stores as well as online. Brands like Victoria Secret have country websites for easier transactions and shipment.

Moreover, the global lingerie market is experiencing moderate growth in the apparel segment as nowadays individuals are more inclined towards branded items, most of which are usually priced on the higher end. People from all backgrounds and income group want to avail a comfortable and lasting inner wear that can be fashionable as well as skin friendly. There are many local brands or companies that manufacture cheap quality products to cater to the wide population in the underdeveloped or developing countries. Mergers and acquisitions are a strategic way of entering the market and understanding the current needs and preferences of the population. Through this, the large companies will benefit in capturing the market and at the same time, will enable the small companies to fight for a better position in the market.

Calor Del Sol Inc. plans to take advantage of the ever-growing market of lingerie while offering its own take on how to dress with multifunction in mind. Although the lingerie market has long established brands with loyal customers, Calor Del Sol Inc. will endeavor to offer an alternative and be a refreshing take on the old ideas of underwear.

In reference to http://www.reportlinker.com/p04760062/Lingerie-Market-Global-Industry-Analysis-Size-Share-Growth-Trends-and-Forecast.html: The lingerie market has occupied a significant position in the apparel industry in recent years as it not only serves its functional benefits but also is considered as a basic necessity to every woman. The global lingerie market has been divided on the basis of product types into bras, underwear and panties, lounge wear, shape wear and others which includes baby doll, corsets, chemises and camisoles among others. Lingerie and in particular, bras are an essential necessity and also a fashion accessory to every woman and it has captured the largest the largest market share in 2015 to date. Underwear also occupies a significant position, thus contributing significantly to the overall market size of the lingerie industry. The market is further segmented on the basis of distribution channel into online stores and storefront. Online stores captured the largest market in 2015 due to high penetration of interest services and rapid advancements in the field of technology, thus creating a strong platform for the manufacturers of lingerie. Further, the e-commerce giants are engaged in strong promotional activities due to which they provide with continuous discount options and various other offers which attract both consumers and manufacturers to avail this platform.

Also in this report, the study provides different countries included in different regions such as North America, Europe, Asia Pacific, Latin America and Middle East and Africa. North America includes the US and Rest of North America. Europe includes U.K. (was in the European Union at time of report), Germany, France, Russia, Italy and Rest of Europe. Asia Pacific includes countries such as India, China, Japan, and Rest of Asia Pacific. In addition, Middle East and Africa includes countries such as UAE, South Africa and Rest of Middle East and Africa. Latin America comprise of countries such as Brazil and Rest of Latin America. Asia Pacific is anticipated to witness the fastest growth during the forecast period. Transition in the lifestyle of the consumers which is backed by rapid urbanization and increasing purchasing power is a major factor behind the high growth of this market in Asia Pacific. Further, consumer exposure to the same by way of advertisements through television, and print media among others is another key factor responsible for the growth of the lingerie market in this region.

As fashion trends have evolved and acceptance of a more diverse way of dressing on a global scale has grown, demand for trending products like celebrity and influencer driven styles in this underwear as outerwear trend have skyrocketed in the last few years, this leaves an opportunity to offer another brand that offers this much desired aesthetic.

COMPETETION

Some of the major key players operating in the global lingerie market are, Jockey International Inc. (Kenosha, Wisconsin, US), Hanes (North Carolina, US), Groupe Chantelle (Cacjan, France), LVMH (Boise, US), L Brands Inc. (Columbus, Ohio, US), MAS Holdings Limited (Colomba, Sri Lanka), Ann Summers (London, UK), Marks and Spencer (London, UK), PV H Corporation (New York, US), among others.

In Technavio’s report, Global Intimate Apparel Market 2017-2021, http://www.prnewswire.com/news-releases/global-intimate-apparel-market-2017-2021-300465572.html, has been prepared based on an in-depth market analysis with inputs from industry experts. The report covers the market landscape and its growth prospects over the coming years. The report also includes a discussion of the key vendors operating in this market.

Key Vendors:

•	Fruit of the Loom
•	Hanesbrands
•	Jockey International

Other Prominent Vendors:

•	Aimer
•	Chantelle
•	Embry Holdings
•	Hanky Panky
•	Jcp Media
•	Lingerie-Factory
•	Lise Charmel
•	Stella McCartney
•	Triumph International
•	Urban Outfitters
•	Wacoal

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Segmentation and customization are set to be the major areas of consumer interest in the lingerie industry. The innerwear as outerwear trend has become an entirely new category of design and we expect that it will continue to grow and even change, allowing us to continue to introduce new styles and products in the future. Each person tends to view their own personal style as something very important to their overall daily presentation and therefore will spend a significant amount of time and money to meet their own needs. This aspect of this segment of the apparel and lingerie industry can allow us to make small changes to our designs to our designs to keep the brand fresh and relevant at a minimal cost to while staying current.

The direct competitors for Calor Del Sol Inc. are Victoria Secret, True & Co., Cosabella, Intimissimi, Adore Me and Anine Bing.

There are many other companies that have lines of beautiful under and innerwear that can be worn as outerwear, however, we focus the practicalities of making the underwear functional, comfortable, acceptable, and fashionable as both inner and outerwear. We expect that our customers will be happy knowing that if they choose to wear the item as an outerwear piece that they can count on support, transparency and coverage of personal body parts to have been considered in the design so that they will always feel that they are dressed appropriately.

MARKETING

Marketing Plan

•	Introduction Stage - our intended objectives are to create awareness and stimulate product and brand awareness through social media campaigns and our own website

•	Growth Stage - we intend to maximize market share and penetration by capitalizing on the social media brand awareness that would have been created and start to launch product lines.

•	Maturity Stage - we intend to maximize profitability while defending any market share we’ve earned.

•	Addressing any potential decline - we intend to slowly phase out the weak products, reduce expenditures and focus on retaining cash flow while targeting hard-core loyal customers.

Website and Social Media:

We intend to have a targeted and strategic plan for social media marketing and advertising. The Company plans to develop a brand awareness and build brand loyalty by creating specific goals, promote the campaign on all available and applicable social media platforms, create a content calendar for each month, create supporting visual content and maintain effective monitoring and response practices to increase and strengthen engagement.

Our social media campaign goal will be designed to increase awareness about our products and future products, we will focus more on driving impressions, traffic, and engagement instead of only pushing upgrades through Instagram and social media.

The overall visual style of our campaign will be defined in through the development of individual creative concepts, including a color palette, some inspirational imagery, a design style guide, and potential design palates that will work across all of our social media platforms.

We intend to approach our digital marketing by maintaining a robust website and social media presence, daily content posts, blog posts targeted to encourage followers and consumers to try something new, increased exposure through strategic influencer partnerships, word of mount marketing and employing SEO techniques.

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Traditional Media:

We will take advantage of traditional media to ensure that holiday shopping opportunities are utilized such as Black Friday mailers or Boxing Day flyers that will reach all ages of the market.

Developing and advertising our USP’s:

Our main product drivers and USP’s are:

1.	That all products will be available in coordinating color palettes to ensure mix and match capabilities.

2.	We will market our product lines as travel essentials to broaden the scope of our market to reach different global seasons as consumers travel to warmer climates during cooler times of the year.

Customer acquisition and retention:

We intend to add new products with based on historical sales and customer feedback data. We hope that this approach will lead to new and exciting business and marketing opportunities on a product by product or product line basis

We intend to seek out media buying opportunities and capitalize on specific holiday shopping periods and seasonal shopping spikes that would naturally become an easy target to encourage consumers to update their wardrobes according to regularly scheduled fashion seasons - fall, winter, summer.

Brand Marketing:

1. We intend on developing our brand strategy to define our company and include our logo, color palette and slogan, along with other creative elements that convey our brand. Target audience knowledge.

2. We will endeavor to understand all of our potential customers are, how they think, what they need, and very importantly, where they spend their time looking for products. In order to market our products well, our brand strategy will be strictly aimed towards our target audience only.

3. We will develop a branding strategy that will lay out a plan, pattern, position, and perspective to reflect our products and connect with our potential customers. We hope these components will allow the company to implement a more effective strategy and plan as products are developed and launched. We will continue to maintain a strategy that is aimed at the future, concerns the long term and involves different facets of our company and opportunities.

4. Our intention is to create a brand strategy that helps distinguish our products and company from our competition and makes us more recognizable to our customers. We plan on a cohesive brand strategy that will help us communicate with our customers more clearly with consistent messaging so we will be all the more likely to attract and maintain loyal customers.

5. Once we have launched our initial product line it is our intention to create a Brand Portfolio Strategy to establishing (future) and managing (current) a portfolio of sub-brands and products in a coordinated way so as to maximize returns and potentially create opportunities in other related markets.

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PRODUCTS

Proposed Company Product Lines

Calor Del Sol Inc. intends to sell beautiful, functional, and multi-use lingerie items that can be worn as undergarments or as clothing. The neutral toned materials and fabrics used to manufacture these items will be of high quality and will be wrinkle and stain resistant which will be easy to wash at home.

The proposed product lines are:

•	Camisoles and tank tops (silk/satin, cotton, fitted and loose fitting)

•	Shorts and bike shorts (fitted and loose fitting)

•	Robes and cover ups (short and long sleeved, belted and unbelted)

•	Pants and capris (fitted and loose fitting, high waisted and natural waist)

•	Long gowns (fitted and loose fitting, silk/sating and cotton blend combinations)

Note that all products will be available in coordinating color palettes to ensure mix and match capabilities.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred and research expenditures since our inception.

PATENT AND TRADEMARKS

We do not own, either legally or beneficially, any patent or trademark.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

BANKRUPTCY OR SIMILAR PROCEDINGS

There have been no bankruptcy, receivership or similar proceedings.

COMPLIANCE WITH GOVERNMENT REGULATION

We are unaware of and do not anticipate having to expand significant resources to comply with any governmental regulations of importing goods. In general, the development and operations of our business is not subject to special regulatory and/or supervisory requirements.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us.

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FACILITIES

We currently lease office space at Bellefield Office Park, 1400 112th Ave. SE Suite 100, Bellevue, WA 98004. The Company telephone number is (800) 641-4814. The Company believes the current premises is sufficient for its needs at this time. Our agent for service in the USA is State Agent & Transfer Syndicate, Inc., 112 North Curry St., Carson City, NV 89703, Tel: (775) 882-1013.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. We have no employment or other agreement with Mr. Hernandez. Mr. Hernandez currently devotes approximately fifteen to twenty-five hours per week to company matters and after receiving funding he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of The Company. We anticipate we will conduct our business largely through consultants.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the exhibits filed as part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100F Street, N.E., Washington, DC 20549. You can request copies of these documents upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive

Officer and Director	Age	Position

Alejandro Hernandez	43	President, Chief Executive Officer,
CDA 1A Bosques De Ahuehuetes		Secretary and Treasurer
M71 L41 C2 Fracc Heroes Tecamac
Secc Bosques 55764 Tecamac, Mexico

Alejandro Hernandez has served as Chairman of the Board, President and Chief Executive Officer since May 24, 2022. Since February 2015, Mr. Hernandez is a Self-Employed Media Consultant in Mexico City, Mexico.

Mr. Hernandez attended and studied at the School of Journalism Carlos Septien Garcia in Mexico City from 2011-2015.

Given Mr. Hernandez’s media and entrepreneurial expertise within Mexico and the United States gained by his work and dealing with international companies, the Company believes that Mr. Hernandez’s background and experience make him well suited to serve as our principal officer and sole director.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Alejandro Hernandez, who does not qualify as an independent director in accordance with the published listing requirements of the NASDQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, through such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, they would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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SIGNIFICANT EMPLOYEES

We have no employees. Our Chairman, President and Chief Executive Officer, Treasurer and Secretary, Alejandro Hernandez, are independent contractor to us and Mr. Hernandez currently devotes approximately twenty-two hours per week to company matters. After receiving funding pursuant to our business plan Mr. Hernandez intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Hernandez has not been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Hernandez has not been convicted in any criminal proceedings or any subject of any current pending criminal proceedings.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer, and its Secretary and Treasurer and all other executive officers (collectively, the “Named Executive Officers”) from inception on May 24, 2022 until April 30, 2023 through July 31, 2023 and October 31, 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Reymund Guillermo, President, Chief Executive Officer	May 24, 2022 to October 31, 2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We did not pay any salaries in 2022-2023. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our officer and director other than as described herein. There are no current employment agreements between the Company and its Officers.

Mr. Hernandez currently devotes 22 hours per week to manage the affairs of the company. He has        agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement date pursuant to any presently existing plan provided or contributed to by the company.

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Director Compensation

The following table sets forth director compensation as of October 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Alejandro Hernandez	-0-	-0-	-0-	-0-	-0-	-0-	-0-

At this time, Calor Del Sol Inc. has not entered into any employment agreements with its principal officer and its sole director. If there is sufficient cash flow available from our future operations the company may enter into employment agreements with our sole officer or director or future key staff members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Alejandro Hernandez will not be paid for any underwriting services that he performs on our behalf with respect to this offering. There are no assets acquired or to be acquired by The Company from Mr. Hernandez. Mr. Hernandez is the sole promoter of this offering. There are no promoters of this offering.

On May 24, 2022 the Company issued to Mr. Hernandez 4,000,000 common shares at $0.001 per share for net proceeds to the Company of $4,000.

As of October 31, 2023 Mr., Hernandez, President, Director, Secretary, and principal Executive, Financial and Account Officer(s) of Calor Del Sol Inc. has advanced funds to the Company in the amount of $8,980. This is the largest and only amount advanced to the Company. The amount due to Mr. Hernandez is unsecured, non-interest bearing, payable on demand with no written terms of repayment. As of October 31, 2023, the amount of $$8,980 is still outstanding and no other advances have ben made to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 31, 2023, by: (i) each person (including any group)

known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole and investing power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Alejandro Hernandez CDA 1A Bosques de Ahuehuetes M71 L41 C2 Fracc Heroes Tecamac Secc Bosques 55764 Tecamac, Mex.	4,000,000 shares of Common Stock (direct)	100%

(1)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 31, 2023. As of October 31, 2023, there were 4,000,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

Calor Del Sol Inc. has 4,000,000 common shares of common stock issued and outstanding as of this date of the prospectus. The Company is registering an additional 3,000,000 shares of its common stock for the sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to The Company.

In connection with The Company’s selling efforts in the offering, Alejandro Hernandez will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer’s securities. Mr. Hernandez is not subject to any statutory disqualification, as the term is defined in Section 3(a) (39) of the Exchange Act. Mr. Hernandez will not be compensated in connection with his participation in the offering by the payment of commissions or other renumeration based either directly or indirectly on transactions in our securities. Mr. Hernandez is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of this offering, Mr. Hernandez will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Hernandez will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Hernandez will solicit potential investors directly and in person, through his large network of friends, family and business associates.

Calor Del Sol Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-The-Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if the qualification requirement is available and with which Calor Del Sol Inc. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Calor Del Sol Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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REGULATION M

Our principal officer and sole director, Alejandro Hernandez, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 200,000,000 shares of common stock, with $0.001 par value per share. As of October 31, 2023, there were 4,000,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record.

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COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualifies in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable status of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control Shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100of such stockholders being both stockholders of record and residence of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

31

At this time, we do not have 100 stockholders of record residence of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect or delaying or making it more difficult to effect a change in control of the Company. The statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination”, unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder”, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, the after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, of if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Calor Del Sol Inc. Corp. from doing so if it cannot obtain the approval of our board of directors.

32

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, Calor Del Sol Inc. will act as its own transfer agent.

RULE 144 AND REGISTERED AGREEMENTS

All 4,000,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 4,000,000 shares can be resold under Rule 144 or are subject to any registration agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer, or controlling person in the successful defence of any action, suit or proceeding) is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering nor was any such person connected with Calor Del Sol Inc. Corporation as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

33

EXPERTS

Befumo & Schaeffer, PLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (202) 669-0619; Fax: (202) 478-2900 Michael Gillespie & Associates, PLLC., 1112 Daniels Street #110, Vancouver, WA 98660, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Michael Gillespie & Associates, PLLC, has presented with respect to our audited financial statements. Telephone: (360) 695-0068; Fax: (360) 695-3173.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You ac request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent public accountant.

FINANCIAL STATEMENTS

The financial statements of Calor Del Sol Inc. Corp. for the period ended October 31, 2023 and related notes, included in this prospectus have been audited by Plymale & Gillespie CPAS, PLLC, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

34

Calor Del Sol Inc.

Financial Statements

April 30, 2023

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

VANCOUVER, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Calor Del Sol, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Calor Del Sol, Inc. as of April 30, 2023 and the related statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from May 24, 2022 (inception) through April 30, 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2023 and the results of its operations and its cash flows for the period from May 24. 2022 (inception) through April 30, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2024.

PCAOB ID: 6108

Vancouver, Washington

February 16, 2024

F-2

CALOR DEL SOL INC.

BALANCE SHEET

April 30, 2023

ASSETS

CURRENT ASSETS
Cash	$4,075

TOTAL CURRENT ASSETS	$4,075

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	353
Due to related party (Note 4)	3,121

TOTAL CURRENT LIABILITIES	3,474

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY	-
Common stock
Authorized 200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding 4,000,000 shares of common stock	4,000
Accumulated deficit	(3,399)

TOTAL STOCKHOLDER’S EQUITY	601

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$4,075

The accompanying notes are an integral part of these financial statements

F-3

CALOR DEL SOL INC.

STATEMENT OF OPERATIONS

From inception (May 24, 2022) to April 30, 2023

REVENUE	$-

OPERATING EXPENSES
General and administrative	$3,399

TOTAL OPERATING EXPENSES	(3,399)

NET LOSS	(3,399)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	2,428,152

The accompanying notes are an integral part of these financial statements.

F-4

CALOR DEL SOLINC.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM MAY 24, 2022 (INCEPTION) TO APRIL 30, 2023

	Common Stock		Additional Paid-in	Accumulated
	Number of shares	Amount	Capital	Deficit	Total

Balance, May 24, 2022 (date of inception)	-	$-	$-	$-	$-
Common shares issued for cash – at $0.001 per share – October 6, 2022	4,000,000	4,000	-	-	4,000

Net loss for the period from inception through April 30, 2023	-	-	-	(3,399)	(3,399)

Balance, April 30, 2023	4,000,000	$4,000	$-	$(3,399)	$601

The accompanying notes are an integral part of these financial statements.

F-5

CALOR DEL SOL INC.

STATEMENT OF CASH FLOWS

From May 24, 2022 (date of inception) to April 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(3,399)
Adjustments to reconcile net loss to net cash used in operating activities	-
Accounts payable	353
Expenses paid by related party	3,021
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(25)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	100
Proceeds on sale of common stock	4,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,100

NET INCREASE IN CASH	4,075

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$4,075
SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:
Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

Calor Del Sol Inc. Notes to Financial Statements April 30, 2023 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Calor Del Sol Inc. was incorporated in the State of Nevada as a for-profit Company on May 24, 2022 and established a fiscal year end of April 30. Calor Del Sol Inc. is an emerging growth stage company which intends to manufacture and sell beautiful, functional and multiuse lingerie items that can be worn as undergarments or as clothing. We currently have no product to sell, but we intend to create items made of quality material meant to last and keep their original integrity. The items will consist of a wide range of neutral toned basics with material and fabrics that will be wrinkle and stain resistant, easy to wash and no dry cleaning necessary.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $3,399.  As at April 30, 2023, the Company has a working capital of $601.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of April 30, 2023, the Company has issued 4,000,000 founders shares at $0.001 per share for net proceeds of $4,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company.  These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Commitments and Contingencies

On June 3, 2022 the Company signed a lease for office space in Bellevue, Washington. The term of the lease is for one year at $49 per month.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of April 30, 2023, there were no common stock equivalents outstanding.

F-7

Calor Del Sol Inc. Notes to Financial Statements April 30, 2023 (Unaudited)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at April 30, 2023 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On October 6, 2022, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

F-8

Calor Del Sol Inc. Notes to Financial Statements April 30, 2023 (Unaudited)

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended April 30, 2023 the Company received cash advances from its CEO of $10. Additionally, the CEO paid expenses of $3,021 on behalf of the Company. Total amount owed to the CEO as of April 30, 2023 is $3,121. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

On October 6, 2022, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

April 30, 2023

Net loss before income taxes per financial statements	$(3,399)
Income tax rate	21%
Income tax recovery	(714)
Non-deductible	--
Valuation allowance change	714

Provision for income taxes	$–

The significant component of deferred income tax assets at April 30, 2023, is as follows:

April 30, 2023
Net operating loss carry-forward	$714
Valuation allowance	(714)

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of April 30, 2023, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended April 30, 2023 and no interest or penalties have been accrued as of April 30, 2023. As of April 30, 2023, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2022 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 30, 2023 which is the date the financial statements were available to be issued. The Company has determined that there are no events to disclose.

F-9

CALOR DEL SOL INC.

FINANCIAL STATEMENTS

(Unaudited)

July 31, 2023

F-10

CALOR DEL SOL INC.

BALANCE SHEET

	July 31, 2023	April 30, 2023
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$4,075	$4,075

TOTAL CURRENT ASSETS	$4,075	$4,075

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$1,267	$353
Due to related party (Note 4)	3,576	3,121

TOTAL CURRENT LIABILITIES	4,843	3,474

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY/(DEFICIT)		-
Common stock
Authorized 200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding 4,000,000 shares of common stock	4,000	4,000
Accumulated deficit	(4,768)	(3,399)

TOTAL STOCKHOLDER’S EQUITY/(DEFICIT)	(768)	601

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY(DEFICIT)	$4,075	$4,075

The accompanying notes are an integral part of these financial statements.

F-11

CALOR DEL SOL INC.

STATEMENT OF OPERATIONS

	Three months ended July 31, 2023	Three months ended July 31, 2022

REVENUE	$-	$-

EXPENSES
General and administrative	$1,369	$1,952

TOTAL EXPENSES	(1,369)	(1,952)

NET LOSS	$(1,369)	$(1,952)

NET LOSS PER COMMON SHARE -BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements.

F-12

CALOR DEL SOLINC.

STATEMENT OF STOCKHOLDER’S EQUITY/(DEFICIT)

For the Three-month period ended July 31, 2023

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Number of shares	Amount	Capital	Deficit	Total

Balance April 30, 2023	4,000,000	$4,000	$-	$(3,399)	$601

Net loss for the period ended July 31, 2023	-	-	-	(1,369)	(1,369)

Balance, November 30, 2023	4,000,000	$4,000	$-	$(4,768)	$(768)

CONDENDED STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)

For the Three-month period ended July 31, 2022

 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Number of shares	Amount	Capital	Deficit	Total

Balance, May 24, 2022 (date of inception)	-	$-	$-	$-	$-

Net loss for the period ended July 31, 2022	-	-	-	(1,952)	(1,952)

Balance, July 31, 2022	-	$-	$-	$(1,952)	$(1,952)

The accompanying notes are an integral part of these financial statements.

F-13

CALOR DEL SOL INC.

STATEMENT OF CASH FLOWS

	Three months ended July 31, 2023	Three months ended July 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,369)	$(1,952)
Adjustments to reconcile net loss to net cash used in operating activities
Accounts payable	913	74
Expenses paid by related party	456	1,878
Changes in operating assets and liabilities		-

NET CASH USED IN OPERATING ACTIVITIES	-	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	4,075	-

CASH, END OF PERIOD	$4,075	$-
SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:
Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-14

Calor Del Sol Inc. Notes to Financial Statements July 31, 2023 (unaudited

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Calor Del Sol Inc. was incorporated in the State of Nevada as a for-profit Company on May 24, 2022 and established a fiscal year end of April 30. Calor Del Sol Inc. is an emerging growth stage company which intends to manufacture and sell beautiful, functional and multiuse lingerie items that can be worn as undergarments or as clothing. We currently have no product to sell, but we intend to create items made of quality material meant to last and keep their original integrity. The items will consist of a wide range of neutral toned basics with material and fabrics that will be wrinkle and stain resistant, easy to wash and no dry cleaning necessary.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $4,768.  As at July 31, 2023, the Company has a working capital deficit of $768.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of July 31, 2023, the Company has issued 4,000,000 founders shares at $0.001 per share for net proceeds of $4,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 10-Q. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended April 30, 2023 included in the Company’s S-1 filed with the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended July 31, 2023 are not necessarily indicative of the results that may be expected for the year ending April 30, 2024.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Commitments and Contingencies

On June 3, 2022 the Company signed a lease for office space in Bellevue, Washington. The term of the lease is for one year at $77 per month.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of July 31, 2023, there were no common stock equivalents outstanding.

F-15

Calor Del Sol Inc.
Notes to Financial Statements
July 31, 2023 (unaudited)

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at July 31, 2023 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

F-16

Calor Del Sol Inc.
Notes to Financial Statements
July 31, 2023 (unaudited)

On October 6, 2022, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended July 31, 2023 the Company received cash advances from its CEO of $10. Additionally, the CEO paid expenses of $456 on behalf of the Company. Total amount owed to the CEO as of July 31, 2023 is $3,577. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

On October 6, 2022, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 31, 2023 which is the date the financial statements were available to be issued. The Company has determined that there are no events to disclose.

F-17

CALOR DEL SOL INC.

FINANCIAL STATEMENTS

(Unaudited)

October 31, 2023

F-18

CALOR DEL SOL INC.

BALANCE SHEET

	October 31, 2023	April 30, 2023
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$2,553	$4,075

TOTAL CURRENT ASSETS	$2,553	$4,075

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$73	$353
Due to related party (Note 4)	5,577	3,121

TOTAL CURRENT LIABILITIES	5,650	3,474

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY/(DEFICIT)		-
Common stock
Authorized 200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding 4,000,000 shares of common stock	4,000	4,000
Accumulated deficit	(7,097)	(3,399)

TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	(3,097)	601

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$2,553	$4,075

The accompanying notes are an integral part of these financial statements.

F-19

CALOR DEL SOL INC.

STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended October 31, 2023	Three months ended October 31, 2022	Six months ended October 31, 2023	Six months ended October 31, 2022

REVENUES	$-	$-	$-	$-

EXPENSES
Office and General	2,329	364	3,697	2,316

TOTAL EXPENSES	(2,329)	(364)	(3,697)	(2,316)

NET LOSS	$(2,329)	$(364)	$(3,697)	$(2,316)

LOSS PER COMMON SHARE – BASIC AND DILUTED (CONTINUING OPERATIONS)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	4,000,000	1,086,957	4,000,000	483,092

The accompanying notes are an integral part of these financial statements.

F-20

CALOR DEL SOLINC.

STATEMENT OF STOCKHOLDER’S EQUITY/(DEFICIT)

For the Six-month period ended October 31, 2023

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Number of shares	Amount	Capital	Deficit	Total

Balance April 30, 2023	4,000,000	$4,000	$-	$(3,399)	$601

Net loss for the period ended July 31, 2023	-	-	-	(1,369)	(1,369)

Balance, July 31, 2023	4,000,000	$4,000	$-	$(4,768)	$(768)

Nel loss for the period ended October 31, 2023	4,000,000	$4,000	$-	(2,329)	(2,329)

Balance, October 31, 2023	4,000,000	$4,000	$-	$(7,097)	$(3,097)

CONDENDED STATEMENTS OF STOCKHOLDERS’ EQUITY/(DEFICIT)

For the six-month period ended October 31, 2022

 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Number of shares	Amount	Capital	Deficit	Total

Balance, May 24, 2022 (date of inception)	-	$-	$-	$-	$-

Net loss for the period ended July 31, 2022	-	-	-	(1,952)	(1,952)

Balance, July 31, 2022	-	$-	$-	(1,952)	(1,952)

Issue 4,000,000 common shares October 6, 2022	4,000,000	$4,000	$-	-	4,000

Net loss for the period ended October 31, 2022	-	-	-	(364)	(364)

Balance, October 31, 2022	4,000,000	$4,000	$-	$(2,316)	$(1,684)

The accompanying notes are an integral part of these financial statements.

F-21

CALOR DEL SOL INC.

STATEMENT OF CASH FLOWS

	Six months ended October 31, 2023	Six months ended October 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(3,697)	$(2,316)
Adjustments to reconcile net loss to net cash used in operating activities
Accounts payable	(280)	177
Expenses paid by related party	2,456	2,114
Changes in operating assets and liabilities		-

NET CASH USED IN OPERATING ACTIVITIES	(1,522)	(25)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	4,075	4,000

CASH, END OF PERIOD	$2,553	$3,075
SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:
Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-22

Calor Del Sol Inc. Notes to Financial Statements October 31, 2023

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Calor Del Sol Inc. was incorporated in the State of Nevada as a for-profit Company on May 24, 2022 and established a fiscal year end of April 30. Calor Del Sol Inc. is an emerging growth stage company which intends to manufacture and sell beautiful, functional and multiuse lingerie items that can be worn as undergarments or as clothing. We currently have no product to sell, but we intend to create items made of quality material meant to last and keep their original integrity. The items will consist of a wide range of neutral toned basics with material and fabrics that will be wrinkle and stain resistant, easy to wash and no dry cleaning necessary.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $7,097. As at October 31, 2023, the Company has a working capital deficit of $3,097. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of October 31, 2023, the Company has issued 4,000,000 founders shares at $0.001 per share for net proceeds of $4,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 10-Q.  They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended April 30, 2023 included in the Company’s S-1 filed with the Securities and Exchange Commission.  The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended October 31, 2023 are not necessarily indicative of the results that may be expected for the year ending April 30, 2024.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Commitments and Contingencies

On June 3, 2022 the Company signed a lease for office space in Bellevue, Washington. The term of the lease is for one year at $77 per month.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of October 31, 2023, there were no common stock equivalents outstanding.

F-23

Calor Del Sol Inc.
Notes to Financial Statements
October 31, 2023

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at October 31, 2023 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

F-24

Calor Del Sol Inc.
Notes to Financial Statements
October 31, 2023

On October 6, 2022, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended October 31, 2023 The Company’s, CEO paid expenses of $2,456 on behalf of the Company. Total amount owed to the CEO as of October 31, 2023 is $5,577. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

On October 6, 2022, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 31, 2023 which is the date the financial statements were available to be issued. The Company has determined that there are no events to disclose.

F-25

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)

SEC Registration Fee	$10.43
Legal and Accounting Fees	$14,000.00
Printing	$350.00
Transfer Agent	$3,200.00
TOTAL	$17,560.43

(1)	All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Calor Del Sol Inc.’s., Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Calor Del Sol Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 24, 2022 the Company issued to Mr. Hernandez 4,000,000 common shares at $0.001 per share for net proceeds to the Company of $4,000. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903 (b) (3) of the Regulation S, promulgated under the Securities Act of 1933 as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where the offering restrictions were implemented.

35

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

Our cash balance is $2,553.00 as of October 31, 2023. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Alejandro Hernandez, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority holder of our common stock, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Hernandez, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to develop and begin to implement our business plan, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold 4,000,000 shares of common stock, at $0.001 per share for net proceeds of $4,000 to Mr. Hernandez, our principal officer and sole director.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling our proposed line of lingerie items. There is no assurance we will ever reach that Phase.

36

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
3.3	Subscription Agreement
5.1	Legal Opinion with Consent
10.1	Verbal Loan Agreement
23.1	Consent of Certified Public Accountant
107	Calculation of Filing Fee Table

37

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

38

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

39

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule

430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

40

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, WA., on June 4, 2024.

CALOR DEL SOL INC.

By:	/s/ Alejandro Hernandez
Alejandro Hernandez
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the duties indicated duly authorized in the City of Seattle, WA on June 4, 2024.

CALOR DEL SOL INC.

By:	/s/ Alejandro Hernandez
Alejandro Hernandez
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

41